UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2004

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue Long Beach, CA 90805
(Address of principal executive office)

(562) 728-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.           Entry into a Material Definitive Agreement

On October 29, 2004, Pacific Energy Partners, L.P. (the “Partnership”) announced that The Anschutz Corporation (“TAC”) had agreed to sell its 36.7% interest in the Partnership (the “Transaction”) for an undisclosed amount to LB Pacific, LP (the “Buyer”), an entity formed by Lehman Brothers Merchant Banking Group.  Under the terms of the Transaction agreement, TAC will sell 10,465,000 subordinated units representing a 34.7% limited partner interest in the Partnership, and TAC’s wholly owned subsidiary, PPS Holding Company (“Seller”), will sell all of the outstanding common stock held by it in Pacific Energy GP, Inc. (the “General Partner”), the Partnership’s general partner.  The completion of the sale is subject to certain conditions including regulatory approvals.

The General Partner owns the 2% general partner interest in the Partnership and the incentive distribution rights, which entitle the General Partner to receive a higher percentage of cash distributed in excess of $0.5125 per unit in any quarter.  Upon consummation of the Transaction, Buyer will own 100% of the ownership interest in the General Partner and 10,465,000 subordinated units of the Partnership.

On October 29, 2004, in connection with the Transaction, the Partnership entered into an ancillary agreement (the “Ancillary Agreement”) with Seller, TAC, Buyer and the General Partner.  As described below, the Ancillary Agreement addresses, among other things, transition services, non-compete agreements and cost sharing arrangements.

Transition Services Agreement.  Pursuant to the Ancillary Agreement, TAC has agreed to enter into a transition services agreement with the Partnership whereby TAC will agree to provide the Partnership with (i) access to certain accounting software systems currently licensed by TAC, (ii) access to all other TAC information technology systems that the Partnership currently uses and (iii) IT support services and access to TAC personnel at the same levels currently being provided.  The cost to the Partnership of these transition services will be determined using the same cost methodology currently used by TAC.  The Partnership has agreed to pay the costs for travel and certain other expenses of TAC personnel assisting in the setup of the Partnership’s computer systems.  The transition services agreement will expire on the later to occur of (a) six months from the closing of the Transaction and (b) December 31, 2005.

Seller Non-Competition.  Pursuant to the Ancillary Agreement, for two years from the closing of the Transaction, TAC, its affiliates and Seller have agreed to not (i) engage in the business of owning and operating crude oil transportation, marine terminal and storage assets in competition with the Partnership within 10 miles of any of the Partnership’s operations, (ii) pursue certain opportunities disclosed to Buyer as of October 29, 2004 or (iii) own or operate any California port facility.  This restriction is subject to certain exceptions.

Buyer Non-Competition and Confidential Information.  Pursuant to the Ancillary Agreement, for so long as the general partner of the Partnership is an affiliate of Buyer, Buyer has agreed to not engage in or acquire businesses in the United States or in Alberta, Canada involved in (i) the transportation of crude oil by pipeline and (ii) crude oil or related dark product storage and terminaling activities.  This restriction is subject to certain exceptions.

For so long as the general partner of the Partnership is an affiliate of Buyer, Buyer has agreed to not disclose to its affiliates, subject to certain exceptions, any confidential information about the Partnership unless such affiliates agree to be bound by the non-competition restrictions described above.

Severance Costs.  Pursuant to the Ancillary Agreement, if certain employees of the General Partner are terminated within 180 days after the closing of the Transaction, Buyer has agreed to reimburse (i) all severance payments required to be made pursuant to certain employment arrangements and (ii) all severance payments authorized by the board of directors of the General Partner.

Transaction Related Costs.  Pursuant to the Ancillary Agreement, Buyer and Seller have agreed to reimburse the Partnership for the following costs incurred in connection with the Transaction, subject to an aggregate cap of $650,000:  (i)  cost and expenses of obtaining a waiver of any event of default resulting from the Transaction from the lenders under the Partnership’s credit facilities; (ii) legal fees and expenses of counsel to the independent directors and the Partnership’s independent conflicts committee and to the Partnership; (iii) fees and expenses of the Partnership related to assistance with Buyer’s due diligence; and (iv) fees and expenses of accountants and tax consultants incurred by the Partnership.

Pursuant to the Ancillary Agreement, Buyer, Seller and TAC have agreed to provide director and officer liability insurance coverage for directors and officers of the General Partner that resign or are terminated on the closing of, or within one year after, the Transaction.  Buyer and Seller have also agreed to reimburse the Partnership for the fees and expenses of counsel and filing fees incurred by the Partnership in connection with obtaining necessary regulatory approvals for the Transaction.

Senior Notes.  The Ancillary Agreement further provides that if Buyer and Seller elect to seek a waiver from the holders of the Partnership’s senior notes of the provisions of the senior notes that could, under certain circumstances, require the Partnership to repurchase the senior notes at a premium, then Buyer and Seller shall bear the costs and expenses associated with such consent solicitation.  In the event that a repurchase of the senior notes is required, Buyer and Seller have agreed to pay the cost of any premium and expenses related to any new financing.

Acceleration of Vesting.  Buyer has agreed to work with the Partnership to minimize the economic impact that will result from the accelerated vesting of units outstanding under the Pacific Energy GP, Inc. Long-Term Incentive Plan, which will occur upon the closing of the Transaction.

Appointment of Certain Directors.  Prior to December 31, 2005 and subject to certain exceptions, Buyer has agreed to not appoint any new directors to the board of directors of the General Partner, and to cause no executive officer to be hired by the General Partner, without the consent of the Partnership’s independent conflicts committee.

Item 7.01.                                          Regulation FD Disclosure

On October 29, 2004, the Partnership issued a press release announcing the events described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the above information is being furnished pursuant to Item 7.01 (Regulation FD Disclosure) and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and is not to be incorporated by reference into any filing of the Partnership under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.                                          Financial Statements and Exhibits

(c)	Exhibits.

10.1	Ancillary Agreement, dated October 29, 2004, by and among PPS Holding Company, The Anschutz Corporation, LB Pacific, LP, Pacific Energy Partners, L.P. and Pacific Energy GP, Inc.

99.1	Press Release, dated October 29, 2004, issued by Pacific Energy Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Energy Partners, L.P.
By: Pacific Energy GP, Inc.,
its general partner

Dated: November 2, 2004	By:	/s/ Gerald A. Tywoniuk
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit 10.1	—	Ancillary Agreement, dated October 29, 2004, by and among PPS Holding Company, The Anschutz
Corporation, LB Pacific, LP, Pacific Energy Partners, L.P. and Pacific Energy GP, Inc.

Exhibit 99.1	—	Press Release, dated October 29, 2004, issued by Pacific Energy Partners, L.P.